Exhibit 12(b)
I, James E. Ross, President and Principal Executive Officer, and I, Chad C. Hallett, Treasurer and Principal Financial Officer, of SPDR® Index Shares Funds (the “Trust”) each certify that:
1. This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ James E. Ross
James E. Ross
President and Principal Executive Officer
Date: December 2, 2011

By:	/s/ Chad C. Hallett
Chad C. Hallett
Treasurer and Principal Financial Officer
Date: December 2, 2011